UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2022, Barnes Group Inc. (the “Company”) entered into Amendment No. 1 (“Amendment No. 1”) to the Sixth Amended and Restated Senior Unsecured Revolving Credit Agreement by and among the Company, Barnes Group Luxembourg (No. 1) S.à r.l. (“Barnes Luxembourg”), Barnes Group Switzerland GmbH (“Barnes Switzerland”) and Barnes Group Acquisition GmbH (“Barnes Germany” and, together with the Company, Barnes Luxembourg and Barnes Switzerland, the “Borrowers”) and certain participating banks and financial institutions (the “Amended Credit Agreement”). Bank of America, N.A. continues to act as Administrative Agent for the lenders.

Amendment No. 1 (i) replaces the LIBOR interest rate for U.S. dollar loans to a term Secured Overnight Financing Rate (or "SOFR", as defined in the Amended Credit Agreement), (ii) adds a daily SOFR option for U.S. dollar loans and a term SOFR option for U.S. dollar loans, and (iii) adds the ability to borrow foreign swing line loans based on the Euro Short Term Rate (as defined) with the same interest spread as the interest spread for SOFR Loans (as defined) and Alternative Currency Loans (defined as loans denominated in Euro, Sterling, Swiss Francs or Yen). In addition, Amendment No. 1 lowers the interest rate spread on (i) SOFR Loans and Alternative Currency Loans to a range from 0.975% to 1.70%, depending on the leverage ratio (the “Leverage Ratio”) of Consolidated Total Debt (as defined) to Consolidated EBITDA (as defined) as of the end of each fiscal quarter, and (ii) loans based on the Base Rate (as defined), to a range from 0.00% to 0.70%, depending on the Company’s Leverage Ratio as of the end of each fiscal quarter. Amendment No. 1 also lowers the facility fee, which is required to be paid by the Company under the Amended Credit Agreement and is calculated on the full amount of the revolving facility, to a range from 0.15% to 0.30%, depending on the Company’s Leverage Ratio at the end of each fiscal quarter.

The foregoing description is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference in response to this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.
10.1
Amendment No. 1 to Sixth Amended and Restated Senior Unsecured Revolving Credit Agreement, dated as of April 6, 2022, by and among the Company, Barnes Group Switzerland GmbH, Barnes Group Acquisition GmbH, Barnes Group Luxembourg (No. 1) S.à r.l., the lenders party thereto, Bank of America, N.A., as administrative agent, and other parties signatory thereto.

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: April 08, 2022	By:	/s/ JULIE K. STREICH
Julie K. Streich Senior Vice President, Finance and Chief Financial Officer and Interim Chief Executive Officer